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                                                                    EXHIBIT 99.2

              PRESS RELEASE FROM SANMINA - THE OFFER FROM SANMINA
                 TO THE SHAREHOLDERS OF SEGERSTROM IS EXTENDED

     The offer from Sanmina Corporation (NASDAQ NM:SANM) to the shareholders and holders of convertible debentures in AB Segerstrom & Svensson (publ), presently set to expire on February 21, 2001, is extended to February 27, 2001.

     One condition for the offer is that clearance from relevant competition authorities is given, including the EU Commission. The extension is motivated by the fact that clearance by the EU Commission is anticipated at the end of February 2001.

     Announcement of the outcome of the offer is expected on or about February 28, 2001 and it is expected that settlement will begin on or about March 1, 2001.

San Jose, February 15, 2001

SANMINA CORPORATION
The Board of Directors

For further inquires, please contact:
At Sanmina
Rick Ackel
Executive Vice President, Chief Financial Officer
+1 (408) 964 3613

Paige Bombino
Corporate Communications
+1 (408) 964 3610